      MAXCOR FINANCIAL GROUP INC.                                Exhibit 21
      SUBSIDIARIES OF THE REGISTRANT                             ----------


                                                   JURISDICTION
               SUBSIDIARY                        OF INCORPORATION

-----------------------------------             ------------------

EURO BROKERS INVESTMENT CORPORATION                  DELAWARE

EURO BROKERS HOLDINGS INC.                           NEW YORK

EURO BROKERS INC.                                    NEW YORK

MAXCOR FINANCIAL  INC.                               NEW YORK

MAXCOR FINANCIAL ASSET MANAGEMENT INC.               DELAWARE

MAXCOR FINANCIAL SERVICES INC.                       DELAWARE

MAXCOR INFORMATION INC.                              DELAWARE

E-B FUNDING CORPORATION                              DELAWARE

EURO BROKERS TECHNOLOGY INC.                         NEVADA

EURO BROKERS HOLDINGS LTD.                           ENGLAND

EURO BROKERS FINACOR LTD.                            ENGLAND

EURO BROKERS FINANCIAL SERVICES LTD.                 ENGLAND

EURO BROKERS SERVICES LTD.                           ENGLAND

EURO BROKERS TOKYO INC.                              DELAWARE

YAGI EURO NITTAN CORPORATION                         JAPAN

EURO BROKERS CANADA, LTD.                            CANADA

EURO BROKERS MEXICO, S.A. de C.V.                    MEXICO

EURO BROKERS (SWITZERLAND) S.A.                      SWITZERLAND